Credit Suisse Financial Services Forum February 10, 2015 David Turner Chief Financial Officer Exhibit 99.1

2014 Overview Continued risk discipline Emphasis on diversifying and growing revenue Focused on banking fundamentals • Loans increased $3 billion or 4% • Deposits increased $2 billion or 2%, while deposit costs reached historic lows • Increased number of quality households and grew number of checking, savings, credit card and wealth management accounts • Reduced full year adjusted expenses(2) 2% • All credit metrics experienced improvement • Maintained strong capital levels ($ in millions, except per share data) 2014 2013 Change Net Income(1) $1,103 $1,090 1% Diluted EPS $0.80 $0.77 4% Ending Loans $77,307 $74,609 4% Ending Deposits $94,200 $92,453 2% Tier 1 Common ratio(2) 11.6% 11.2% 40 bps Non-accrual loans as % of loans(3) 1.07% 1.45% 38 bps (1) Available to common shareholders (2) Non-GAAP; see appendix for reconciliation (3) Excluding loans held for sale Financial Highlights 2

Diversify revenue Prudently manage expenses Effectively deploy capital • Leverage to grow customers and households • Grow checking, savings, credit card and wealth management accounts • Mortgage income expected to improve and will continue to look for opportunities to add to the servicing portfolio • Continue building capital markets capabilities • Syndications and real estate capital markets are growth opportunities • Leverage FNMA DUS license • Grow wealth management by expanding relationships with new and existing customers • Grow investment services revenue by increasing Financial Consultants by 30% • Increase insurance fees through lift outs & acquisitions • Continue to effectively manage expense base • Evaluate branch rationalization and develop optimization possibilities • Opportunity to reduce outside services and Professional and Legal related expenses in 2015 • Define, develop and execute Six Sigma initiatives • Deploy excess capital to grow products with the highest return on regulatory capital within our desired risk profile • Support strong organic period to period loan growth of 4%-6% • Explore strategic opportunities Strategic Tactics for 2015 3

Loans expected to grow 4-6% in 2015

Loan Balances[1]

($ in billions)


$74.6
$75.7
$76.5
$76.6
$77.3
4Q13
1Q14
2Q14
3Q14
4Q14

Loan Balances[1] by portfolio

($ in billions)


$46.0
$28.6
$47.1
$28.6
$47.7
$28.8
$47.7
$28.9
$48.2
$29.1
4Q13
1Q14
2Q14
3Q14
4Q14
Business Lending(2)
Consumer Lending

Initiatives expected to drive growth:

Business lending portfolio[2]:

- Continue to leverage REGIONS 360
- Grow and expand specialized lending capabilities
- Continue to grow asset based lending within commercial loans
- Expand Small Business Administration (SBA) program

Consumer lending portfolio:

- Continue to leverage REGIONS 360
- Grow indirect auto lending through improving loan pull through rates along with strong forecast for auto sales
- Increase credit card portfolio by increasing penetration rates
- Extend other consumer offerings through retail partnerships and online delivery
- Expand mortgage offerings

(1) On an ending basis
(2) The business lending portfolio includes the commercial and investor real estate loan categories

REGIONS 4

Low-cost deposits Deposits Well positioned deposit base adds value 34% 27% 23% 7% 9% $94B Interest-free Money market Interest-bearing checking Savings Time Deposits – Composition(1) 44% 18% 38% Individual Small Business Business Deposit Composition(1) (1) As of December 31, 2014 (2) Source: SNL Financial – Bank Call Reports identify individual deposits as “deposit products intended primarily for individuals for personal, household, or family use” • Individual deposits(2) represent 44% of total deposits and tend to be considerably more “sticky” • High concentration of low-cost and consumer deposits are valuable in a rising rate environment • Regions strong consumer and small business customer base provides a firm foundation when paired with our strategy (2) Value Proposition Growth Expectations • Continue to leverage • Deposit balances should grow at similar rate as 2014 - (1 – 2%) 5

Net interest income and net interest margin • Base case: Net interest margin is expected to remain stable to trending higher in a moderately rising rate environment in 2015 • Alternatively, if short and long-term rates remain at current levels, we would expect 10 to 12 basis points of modest margin pressure over the course of 2015 Net interest margin vs. peers 3.26% 3.17% 3.28% 3.00% 4Q13 1Q14 2Q14 3Q14 4Q14 Regions Peer Median Note: Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial $846 $831 $837 $837 $837 4Q13 1Q14 2Q14 3Q14 4Q14 Net interest income (FTE) Outlook: ($ in millions) 6

Non-interest income Non-interest income ($ in millions) 185 173 174 181 167 80 79 84 85 86 43 40 43 39 27 84 89 90 90 91 134 57 66 83 77 $526 $438 $457 $478 $448 4Q13 1Q14 2Q14 3Q14 4Q14 Service charges on deposit accounts Card and ATM fees Mortgage Income Wealth Management Income Other (1) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment. (1) • Leverage the Relationship Banking Model to grow customers and households • Grow checking, savings, credit card and wealth management accounts • Mortgage income expected to improve o Will continue to look for opportunities to add to the servicing portfolio • Continuing to build out capital markets capabilities and expect syndications and real estate capital markets to present growth opportunities o Leverage FNMA DUS license • Wealth management expected to increase as the company continues to expand and deepen relationships with new and existing customers o Grow investment services revenue by expanding Financial Consultants by 30% across the footprint o Increase insurance fees through lift outs & acquisitions Initiatives expected to drive growth: 7

Expenses Adjusted non-interest expenses (1) ($ in millions) $3,666 $3,532 $3,471 $3,432 $3,358 2010 2011 2012 2013 2014 • Proven track record of consistently lowering full year adjusted expenses(1) • Disciplined culture of overall expense management while prudently investing for the future • Continue to define, develop and execute lean six-sigma opportunities • Opportunity to reduce outside services and Professional and Legal related expenses in 2015 • Planned consolidations of 50 branches or 3% of total branch count during 2015 • Pension related expenses expected to increase approximately $23 million from 2014 Prudent expense management (1) Non-GAAP – See appendix for reconciliation 8

2014 2012 2013 2011 2014 2012 2013 2011 Solid asset quality Quarterly adjusted net charge-offs / Average Loans(1) 2.37% 0.42% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% NPLs / Ending Loans(2) 3.79% 1.07% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% • Direct and indirect energy exposure totaled $3.4 billion at year-end • Employ a variety of risk strategies including concentration limits, continuous monitoring, underwriting tied to reserves • Employ experienced lending and underwriting teams • Current allowance levels do not include erosion in this portfolio Asset quality improvement in 2014 Energy exposure: • Adjusted net charge-offs(1) declined 46% in 2014 • Non-performing loans declined 23% • Total delinquencies declined 22% • Criticized and classified loans declined 11% • Allowance coverage ratio was 133% at year-end • Some volatility in credit metrics to be expected (1) Non-GAAP; see appendix for reconciliation. Quarterly net charge-off / Average loans represent non-adjusted numbers, with the exception of 4Q13. See non-GAAP reconciliation in the appendix for details. (2) Excludes loans held for sale 9

Capital • Excess capital position is sufficient to support both the return of capital and strong organic growth as well as other strategic opportunities • Returning capital to shareholders is a top priority • We believe that increasing our total payout ratio in 2015 is appropriate Rank 1 Peer #1 11.92% 2 ® 11.60% 3 Peer #3 11.41% 4 Peer #4 11.18% 5 Peer #5 11.04% 6 Peer #6 11.00% 7 Peer #6 10.60% 8 Peer #7 10.53% 9 Peer #8 10.23% 10 Peer #9 9.83% 11 Peer #10 9.70% 12 Peer #11 9.65% 13 Peer #12 9.55% (1) Non-GAAP; see appendix for reconciliation Note: Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial Capital deployment 4Q14 Tier 1 Common(1) 10

Liquidity and funding mix 11 Liquidity position vs. peers Rank 1 Peer #1 74% 2 Peer #2 80% 3 ® 82% 4 Peer #3 84% 5 Peer #4 85% 6 Peer #5 87% 7 Peer #6 88% 8 Peer #7 89% 9 Peer #8 90% 10 Peer #9 90% 11 Peer #10 92% 12 Peer #11 93% 13 Peer #12 95% (1) Based on ending balances as of 12/31/14 Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PBCT, PNC, STI, USB, WFC, ZION Source: Form 10-Q filings as of 9/30/14 Loan / Deposit ratio(1) Peer #3 Peer #7 Peer #4 Peer #8 Peer #5 Peer #9 Peer #10 Peer #2 Peer #12 Peer #1 Peer #6 ® Peer #11 68% 73% 78% 83% 88% 93% 98% 103% 108% 0% 5% 10% 15% 20% L o a n s /Deposi ts Funded Debt / Average Earning Assets 11

Diversify revenue Prudently manage expenses Effectively deploy capital • Leverage to grow customers and households • Grow checking, savings, credit card and wealth management accounts • Mortgage income expected to improve and will continue to look for opportunities to add to the servicing portfolio • Continue building capital markets capabilities • Syndications and real estate capital markets are growth opportunities • Leverage FNMA DUS license • Grow wealth management by expanding relationships with new and existing customers • Grow investment services revenue by increasing Financial Consultants by 30% • Increase insurance fees through lift outs & acquisitions • Continue to effectively manage expense base • Evaluate branch rationalization and develop optimization possibilities • Opportunity to reduce outside services and Professional and Legal related expenses in 2015 • Define, develop and execute Six Sigma initiatives • Deploy excess capital to grow products with the highest return on regulatory capital within our desired risk profile • Support strong organic period to period loan growth of 4%-6% • Explore strategic opportunities Strategic Tactics for 2015 12

Appendix 13

Non-GAAP reconciliation: Non-interest expense

The tables below presents non-interest expense (GAAP) excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. This non-GAAP financial measure is also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as that applied by management.

	Quarter Ended								
($ amounts in millions)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13	
Non-interest expense (GAAP)	$ 969	$ 826	$ 820	$ 817	$ 946	$ 143	17.3 %	$ 23	2.4 %
Adjustments:									
Professional, legal and regulatory expenses[1][2]	(100)	—	7	—	(58)	(100)	NM	(42)	72.4 %
Branch consolidation and property and equipment charges	(10)	—	—	(6)	(5)	(10)	NM	(5)	100.0 %
Gain on sale of TDRs held for sale, net	—	—	—	35	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	$ 859	$ 826	$ 827	$ 846	$ 883	$ 33	4.0 %	$ (24)	(2.7)%

	Year Ended December 31				
($ amounts in millions)	2014	2013	2012	2011	2010
Non-interest expense from continuing operations (GAAP)	$ 3,432	$ 3,556	$ 3,526	$ 3,862	$ 3,859
Significant items:					
Professional, legal and regulatory expenses[1][2]	(93)	(58)	—	—	(75)
Branch consolidation and property and equipment charges	(16)	(5)	—	(75)	(8)
Gain on sale of TDRs held for sale, net	35	—	—	—	—
Loss on early extinguishment of debt	—	(61)	(11)	—	(108)
Goodwill impairment	—	—	—	(253)	—
Securities impairment, net	—	—	(2)	(2)	(2)
REIT investment early termination costs[3]	—	—	(42)	—	—
Adjusted non-interest expense (non-GAAP)	$ 3,358	$ 3,432	$ 3,471	$ 3,532	$ 3,666

NM – Not Meaningful

(1) Regions recorded $100 million of contingent legal and regulatory accruals during the fourth quarter of 2014 related to previously disclosed matters.

(2) In the fourth quarter of 2013, Regions recorded a non-tax deductible charge of $58 million related to previously disclosed inquiries from government authorities concerning matters from 2009. The 2013 matters were settled in the second quarter of 2014 for $7 million less than originally estimated and a corresponding recovery was recognized. In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. $75 million of the 2010 regulatory charge related to continuing operations.

(3) In the fourth quarter of 2012, Regions entered into an agreement with a third party investor in Regions Asset Management Company, Inc., pursuant to which the investment was fully redeemed. This resulted in extinguishing a $203 million liability, including accrued, unpaid interest, as well as incurring early termination costs of approximately $42 million on a pre-tax basis ($38 million after tax).

REGIONS 14

Non-GAAP reconciliation: Net charge-off ratio

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

($ amounts in millions)		As of and for Quarter Ended				
		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Residential first mortgage net charge-offs (GAAP)	A	$ 6	$ 6	$ 7	$ 9	$ 164
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$ 6	$ 6	$ 7	$ 9	$ 13
Total consumer net charge-offs (GAAP)	C	$ 52	$ 48	$ 41	$ 57	$ 219
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted total consumer net charge-offs (non-GAAP)	D	$ 52	$ 48	$ 41	$ 57	$ 68
Total net charge-offs (GAAP)	E	$ 83	$ 75	$ 67	$ 82	$ 278
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted net charge-offs (non-GAAP)	F	$ 83	$ 75	$ 67	$ 82	$ 127
Average residential first mortgage loans (GAAP)	G	$ 12,273	$ 12,212	$ 12,137	$ 12,127	$ 12,752
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted average residential first mortgage loans (non-GAAP)	H	$ 12,273	$ 12,212	$ 12,137	$ 12,127	$ 12,826
Average total consumer loans (GAAP)	I	$ 28,996	$ 28,840	$ 28,687	$ 28,603	$ 29,147
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted average total consumer loans (non-GAAP)	J	$ 28,996	$ 28,840	$ 28,687	$ 28,603	$ 29,221
Total average loans (GAAP)	K	$ 77,182	$ 76,279	$ 76,390	$ 75,139	$ 75,843
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted total average loans (non-GAAP)	L	$ 77,182	$ 76,279	$ 76,390	$ 75,139	$ 75,917
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.18%	0.22%	0.20%	0.32%	5.10%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.18%	0.22%	0.20%	0.32%	0.41%
Total consumer net charge-off percentage (GAAP)*	C/I	0.70%	0.67%	0.57%	0.81%	2.98%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.70%	0.67%	0.57%	0.81%	0.93%
Total net charge-off percentage (GAAP)*	E/K	0.42%	0.39%	0.35%	0.44%	1.46%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.42%	0.39%	0.35%	0.44%	0.67%

*Annualized

REGIONS 15

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended				
($ amounts in millions)		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
TIER 1 COMMON RISK-BASED RATIO(1) —CONSOLIDATED						
Stockholders' equity (GAAP)		$ 16,989	$ 17,160	$ 17,029	$ 16,132	$ 15,768
Accumulated other comprehensive (income) loss		238	174	52	229	319
Non-qualifying goodwill and intangibles		(4,809)	(4,808)	(4,797)	(4,804)	(4,798)
Disallowed servicing assets		(27)	(29)	(28)	(29)	(31)
Tier 1 capital (regulatory)		$ 12,391	$ 12,497	$ 12,256	$ 11,528	$ 11,258
Preferred stock (GAAP)		(884)	(900)	(920)	(442)	(450)
Tier 1 common equity (non-GAAP)	A	$ 11,507	$ 11,597	$ 11,336	$ 11,086	$ 10,808
Risk-weighted assets (regulatory)	B	$ 98,974	$ 98,381	$ 98,098	$ 97,418	$ 96,416
Tier 1 common risk-based ratio (non-GAAP)	A/B	11.6 %	11.8 %	11.6 %	11.4 %	11.2 %

(1) Current quarter amount and the resulting ratio are estimated.

REGIONS 16

Forward-looking statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The terms "Regions," "the Company," "we," "us" and "our" mean Regions Financial Corporation, a Delaware corporation and its subsidiaries, when or where appropriate. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar expressions often signify forward- looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the risks identified in Item 1A. “Risk Factors” of this Annual Report on Form 10-K and those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain no regulatory objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how we report our financial results. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. 17

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